11/6/96
                                LICENSE AGREEMENT

         License Agreement entered into as of the 7th day of November, 1996 (the "Effective Date") among SII Acquisition, Inc. ("SII or Licensee"), an Arizona corporation, that plans to change its corporate name to Sports Image, Inc.; Dale Earnhardt, an individual, on behalf of himself and on behalf of Dale Earnhardt, Inc., a North Carolina corporation (together "Earnhardt or Licensor"); and Action Performance Companies, Inc., an Arizona corporation ("APC").

I.       DEFINITIONS:

         A. "Likeness of Dale Earnhardt or Earnhardt" shall mean the name, signature, copyrights and trademarks (including, without limitation, those set forth on Schedule A attached), image or likeness of Dale Earnhardt relating to his personal motorsports racing; and to the extent Earnhardt has the right to grant a license, the likeness of his car(s) and its/their numbers, his racing colors, and his sponsor's, owner's or car manufacturer's name and trademarks, also relating to his personal motorsports racing.

         B. "Personal endorsement contracts" means contracts for the personal services of Dale Earnhardt to promote the sales of products or services.

         C. "Motorsports Racing Products" means all products utilizing, embodying or incorporating the Likeness of Dale Earnhardt in connection with motorsports racing, including but not limited to racing collectibles, die cast products, souvenirs, apparel, and accessories.

         D. "Licensable Products" means all Motorsports Racing Products that are the same or similar to those products advertised or sold by SII and/or APC, except the following: (1) those products endorsed by Earnhardt pursuant to the personal endorsement contracts; and (2) those products that are the subject matter of the contracts listed on Schedule B, attached.

         E. "Licensed Products" means Licensable Products of which SII has exercised its right of first refusal granted in this Agreement or listed as a current channel of distribution in Schedule B. Licensed Products do not include products purchased by SII from third parties licensed directly or otherwise authorized by Earnhardt.

         F. "Adjusted Gross Revenues" means the revenue derived by SII from the sale of Licensed Products represented by the quantity of each Licensed Product sold or otherwise distributed by SII multiplied by its wholesale sales price, exclusive of any government assessments imposed as taxes or otherwise, less returns actually refunded.

II.      LICENSE:

         A. GRANT OF LICENSE: Earnhardt hereby grants to SII the right of first refusal to make, have made, use, sell, or otherwise distribute throughout the world (hereafter "Market") Licensable Products bearing the Likeness of Dale Earnhardt.
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         B.  TERM:  The  term of this  Agreement  shall  be 15  years  from  the
Effective Date and shall continue from year to year thereafter until terminated by either party upon 60 days prior written notice.

         C. EXERCISE OF RIGHT: SII hereby exercises its right of first refusal to Market the Licensable Products currently Marketed by Sports Image, Inc. a North Carolina corporation ("SII-NC") as well as those Licensable Products listed in Schedule C, attached.

         D. NON-COMPETITION: If SII exercises its right of first refusal as to any Licensable Product, Earnhardt will not Market or permit any other person or entity to Market through the then current channels of distribution of SII and/or APC or their successors, the Likeness of Dale Earnhardt for use on or in connection with the same or similar product.

         E. NOTIFICATION OF NEW PRODUCTS: Earnhardt agrees to inform SII in writing of any new Licensable Product that Earnhardt becomes aware of and approves for marketing within 15 days after approving such new Licensable Product for marketing. SII shall have 15 days after receipt in writing of notice from Earnhardt in which to inform Earnhardt in writing of its intent to exercise its right of first refusal.

         F. THIRD PARTY LICENSES: If SII does not exercise its right of first refusal with respect to a Licensable Product, Earnhardt shall have the right to license third parties to Market the product, provided however, that Earnhardt will require the third party to agree to sell the Licensable Product to SII and/or APC or their successors at a price not greater than the lowest price offered by the third party to similarly situated purchasers of similar quantities of the product.

III.     QUALITY CONTROL:

         A. APPROVAL RIGHTS: SII will present to Earnhardt or Earnhardt's designee, with adequate advance notice, for approval, sample designs, prototypes or other representations of all new Licensable Products and the proposed distribution channels. Approval by Earnhardt or Earnhardt's designee shall not unreasonably be withheld or delayed.

         B. QUALITY AND APPEARANCE: SII agrees that all Licensed Products Marketed by it will be of high quality and of such style and appearance as to enhance the prestige and the goodwill represented by the Likeness of Dale Earnhardt. Earnhardt reserves the right to inspect any and all Licensed Products Marketed by SII bearing any registered trademarks for quality and appearance. SII agrees that if Earnhardt rejects any Licensable Products for failing to meet reasonable quality standards, those products will not be distributed unless and until they can be made to comply.

IV.      COPYRIGHTS AND TRADEMARKS:

         A. OWNERSHIP: Licensee recognizes the unique value of the Licensed Products, the likeness of Dale Earnhardt and the goodwill and secondary meaning associated therewith in the minds of the public. Licensee acknowledges that Licensee's use of the Licensed Products
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or the  likeness  of Dale  Earnhardt  shall  not  confer or imply a grant of any right, title or interest in or to the Licensed Products, the likeness of Dale Earnhardt, or any goodwill associated therewith, and that the ownership of all copyright, trademark, service mark, trade name, design patent, trade dress and all other rights in or derived from the Licensed Products, the likeness of Dale Earnhardt and any articles, photographs, logos, adoptions, artwork, packaging, test, advertising, promotional and other materials, and all works derived therefrom, of any kind or nature whatsoever whether now known or hereafter devised (whether or not developed by or for Licensee) and all goodwill pertaining thereto (collectively, "Proprietary Material(s)" shall be, and at all times shall remain, the property of Licensor; provided, however, that the definition of Proprietary Materials does not include any of the actual Licensed Products.

         B. TRADEMARKS DEVELOPED BY LICENSEE: If Licensee develops any new trademark, service mark, trade name or trade dress for use on or in connection with the Licensed Products, Licensee shall present to Licensor a full and complete trademark search report and opinion letter from trademark counsel attesting to the availability of the trademark, service mark, trade name or trade dress along with Licensee's request for approval of use thereof on or in connection the Licensed Products. Upon approval by Licensor, the new trademark, service mark, trade name or trade dress shall become Licensed Product. Without Licensor's approval, no new trademark, service mark, trade name or trade dress shall be used by Licensee in connection with any Licensed Products.

         C. WORKS MADE FOR HIRE: Licensee shall insure that all Proprietary material are "works made for hire" within the meaning of the U.S. Copyright Act of 1976, as amended. All Proprietary Materials, shall be prepared by Licensee's employees under Licensee's sole supervision, responsibility, direction, control and monetary obligation, within the course and scope of each such person's employment by Licensee. If third parties who are not employees of Licensee contribute to the creation of any Proprietary Material, Licensee shall obtain from each such third party, prior to commencement of work, a complete, absolute, irrevocable and unconditional written assignment, in form and substance satisfactory to Licensor, by which all right, title and interest in the applicable Proprietary Materials (including, but not limited to, all copyrights and rights under copyright), throughout the universe in perpetuity, whether now known or hereafter devised, shall vest in Licensor irrevocably, exclusively and unconditionally. Nothing contained herein or otherwise shall, or shall be deemed to construed to, convey to Licensee any right, title or interest in or to any of the Proprietary Materials.

         D. DELIVERY OF PROPRIETARY MATERIALS TO LICENSOR: Promptly at the expiration or sooner termination of the Term set forth in Section II(B), and from time to time as Licensor may elect, Licensee shall deliver to Licensor all originals or duplicates (cost for duplication to be borne by Licensee) of all Proprietary Materials, whether supplied by Licensor or created by or on behalf of Licensee.

         E. COPYRIGHT AND TRADEMARK NOTICES: As a material condition to the continuation of this Agreement, Licensee shall comply fully with all applicable trademark, copyright and other proprietary rights notice requirements, and any other notices which Licensor from time to time may require. Subject to Licensor's approval of the content, size and placement thereof, Licensee shall have the right to place its own copyright and trademark notices
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on any materials it owns or creates hereunder which are separate and apart from, and not related to, the Licensable Product or any Proprietary Material.

         F. PROTECTION OF COPYRIGHTS, TRADEMARKS AND GOODWILL: Licensee shall procure, maintain, defend and enforce Licensor's rights in the Licensed Products and Proprietary Material; and Licensor hereby grants to Licensee the right to do so to the maximum extent legally permissible. Licensee shall execute, acknowledge and deliver, and shall cause to be executed, acknowledged and delivered, to Licensor all additional documents and instruments Licensor may require (including, but not limited to, those necessary or appropriate to record Licensee as a registered user of any trademarks or to cancel any such recordation), each in form and substance satisfactory to Licensor. If Licensee fails to execute, acknowledge or deliver any such document or instrument, or to cause any such document or instrument to be delivered, Licensee hereby appoints Licensor as its attorney-in-fact to do any of the foregoing on Licensee's behalf and in Licensee's name, and Licensee acknowledges that such appointment is coupled with an interest and is irrevocable with full powers of substitution and delegation. Licensor makes no representation or warranty that copyright, trademark or any other protection has been or will be secured or maintained for any of the Licensable Product. Licensee shall prosecute absolutely all infringement claims or litigation to be brought against third parties involving or affecting the Licensed Products, and Licensor may join Licensee as a party thereto at Licensor's sole cost and expense.

V.       INDEMNIFICATION:

         A. Licensee shall defend, indemnify and hold harmless Licensor, and its officers, shareholders, directors, employees, partners, agents and other representatives, and their respective successors, assigns, parents, subsidiaries, affiliates, partners, heirs, executors, trustees, administrators and other representatives, and all other parties associated with the Licensed Products, from and against any and all claims, liabilities, losses, costs, damages and expenses (including reasonable attorneys' fees) arising out of or in connection with Licensee's acts or omissions in connection with this Agreement, the Licensed Products including, but not limited to, any defect (whether obvious or hidden and whether or not present in any sample approved by Licensor) in a Licensed Product or arising from personal injury or any infringement of any rights of anyone in connection with the manufacture, advertising, promotion, sale, possession or use of Licensed Product or any failure to comply with any applicable laws, treaties, regulations or standards (collectively, "Law(s)").

         B. Licensor shall defend, indemnify and hold harmless Licensee, its officers, shareholders, directors, employees, partners, agents and other representatives, and their respective successors, assigns, parents, subsidiaries, affiliates, partners, heirs, executors, trustees, administrators and other representatives, and all other parties associated with the Licensed Products for, from and against any and all claims, liabilities, laches, costs, damages and expenses (including reasonably attorneys' fees) arising out of or in connection with Licensor's acts or omissions in connection with this Agreement, with respect to Licensor's ownership or right to use the Likeness of Dale Earnhardt or any failure to comply with any applicable Laws.
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VI.      PRODUCT LIABILITY AND GENERAL LIABILITY INSURANCE:

         A. INSURANCE: Licensee, at its sole cost, will obtain and maintain throughout the Term, and will provide Licensor written evidence from the insurance carrier of commercial general liability insurance including broad form coverage for contractual liability, products liability and personal injury liability (including bodily injury and death), and advertiser's liability insurance, each from a legally qualified insurance company reasonably acceptable to Licensor:

         (1) in an amount, with respect to the Product Liability Insurance, not less than $2,000,000 combined single limited for each single occurrence and with a deductible no greater than $10,000;

         (2) in an amount, with respect to the other general liability insurance, not less than $1,000,000/$3,000,000 with a deductible no greater than $10,000;

         (3) naming Licensor (and its designees from time to time) as additional named insureds and providing that each such insurance company shall waive any rights of subrogation against Licensor (and its designees from time to time);

         (4) non-cancelable and non-modifiable except on 30 days' prior written notice to Licensor and only if replaced so that there is no lapse in coverage as required herein.

         (5)  providing   that  such  insurance   shall  be  primary   insurance
notwithstanding the existence or coverage of any other policy of insurance maintained by Licensor or by any other insured or third party;

         (6) as proof of such insurance, fully paid certificates of insurance shall be submitted to Licensor, naming each of the parties identified in subparagraph (3) above as additional named insureds, shall be submitted to Licensor by Licensee for Licensor's prior written approval before any Licensed Product is distributed or sold, not later than 30 days after the date of this Agreement. Each such certificate shall provide for no less than 30 days prior written notice to Licensor of any lapse, cancellation or termination of such insurance, and any proposed change in any certificate of insurance shall be submitted to Licensor for its prior written approval. Each party named as an additional insured as herein described shall be entitled to a copy of the then prevailing certificate of insurance at any time, upon request, which promptly shall be furnished by Licensee. No such party shall have any responsibility or liability for any deductible, premium or over-limit liability.

VII.     EVENTS OF DEFAULT:

         The following shall be Events of Default and cure, if any, shall be evidenced in each subsection:

         A. INSOLVENCY: If Licensee becomes unable to pay its debts as they become due, or if Licensee files or has filed against it a petition in bankruptcy, reorganization or for the adoption of an arrangement under any present or future bankruptcy, reorganization or similar
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law (which petition,  if filed against Licensee, is not dismissed within 30 days after the filing date), or if Licensee makes an assignment of all or substantially all of its property for the benefit of its creditors or is adjudicated bankrupt, or if a receiver, trustee, liquidator or sequestrator of all or substantially all of Licensee's property is appointed, or if Licensee discontinues its business, the license granted herein automatically shall terminate forthwith upon written notice to Licensee.

         B. CHANGE OF CONTROL: If Licensee's business is sold or transferred by operation of law or otherwise, and if there is a substantial change in Licensee's management, Licensor, in its sole and absolute discretion, shall have the right to convert this Agreement to a yearly term upon written notice to Licensee.

         C. FAILURE TO RENDER STATEMENTS OR MAKE ROYALTY PAYMENTS WHEN DUE: If Licensee fails to deliver to Licensor any statement accompanied by payment of Royalties then due, and continues to fail to render such statement and/or make payment of Royalties then due during the 30 business days immediately following Licensor's written notice of such default, Licensor may terminate this Agreement upon final written notice to Licensee. Notwithstanding the foregoing, the parties agree that any disputes regarding payment amounts will be resolved pursuant to Section IX (B) hereof.

         D. BREACH OF OTHER AGREEMENT: If APC breaches, without cure within the applicable time period, which shall include notice and opportunity to cure, that certain 1997- 2000 License Agreement ($500,000 minimum Advance Royalty Guarantee) between Licensee and Licensor, Licensor may terminate this Agreement upon written notice to Licensee.

         E. FAILURE TO COMPLETE PURCHASE OF LICENSEE: If APC fails to pay when due the $24 million promissory note to SII-NC, then this Agreement shall terminate immediately upon such failure.

         F. NO DISPARAGEMENT: If APC or SII commits an act or becomes involved in a situation or occurrence which, in Earnhardt's good faith opinion, tends to bring it or him into public disrepute, contempt, scandal or ridicule and tends to provoke, shock or offend the community or any sizable group or class thereof so that there is an unfavorable reflection on Earnhardt's reputation, or if APC or SII publicly disparages Earnhardt, then Earnhardt may terminate this Agreement effective at any time after the date on which Earnhardt first acquires knowledge and notifies APC and SII in writing thereof and after which no good faith action shall be promptly taken by APC or SII to cure the same to Earnhardt's good faith satisfaction.

         G. MISCELLANEOUS: If (A) Licensee (i) manufactures, offers to sell, sells, distributes or otherwise disposes of articles in any way utilizing any of the Licensed Products which are not approved as provided herein; (ii) purchases materials, products, or services from or acts as a broker, seller, distributor, or retailer for, any third party whom Licensor has given Licensee written notice is an infringer or Licensor's proprietary rights; (iii) registers or attempts to register any claim to copyright, trademark, service mark, design patent or any other right in or to any element of the Licensed Product or Likeness of Earnhardt; or (iv) fails to obtain or maintain insurance coverage as required hereunder, and (B) Licensee fails to cure any such
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condition within 30 days written notice of the occurrence thereof from Licensor,
Licensor may terminate this Agreement upon written notice to Licensee.

VIII.    CONSIDERATION:

         A. ROYALTY: SII agrees to pay to Earnhardt a royalty equal to 20% of the Adjusted Gross Revenue for the full term of this Agreement, including any extensions.

         B. INVENTORY LIQUIDATION: Notwithstanding anything in this Agreement to the contrary, if SII is required or deems it advisable to liquidate certain Licensed Products at a price that results in a gross margin of less than 40%, SII will pay to Earnhardt a royalty equal to one-half of the gross margin of the Licensed Product so liquidated.

IX.      REPORTING AND PAYMENT:

         A. QUARTERLY REPORTS AND PAYMENTS: Within 20 days after the end of each calendar quarter during the term of this Agreement, SII shall report to Earnhardt its Adjusted Gross Revenue, revenue and margins for any liquidated Licensed Products, and cumulative royalties due for the immediately preceding quarter, in a format having sufficient detail for reasonable verification of the royalty payment. Reports shall be signed and certified by an officer of SII as true and accurate and shall be accompanied by the applicable cumulative royalties payment.

         B. BOOKS AND RECORDS: SII shall keep full, clear and accurate books and records with respect to all sales or other disposition of Licensed Products subject to this Agreement. The books and records shall be maintained in such a manner that the quarterly royalty reports required herein shall be readily verifiable. Earnhardt and Earnhardt's authorized agent, shall have the right to examine and audit SII's records on SII's premises upon reasonable prior notice to SII and during normal business hours. In no event shall Earnhardt be entitled to examine and audit SII's records more than twice per calendar year unless a prior audit by Earnhardt in that year revealed a deficiency. In the event Earnhardt's audit reveals an overpayment in any royalty due under this Agreement, such amounts will be credited against the royalty next due. In the event Earnhardt's audit reveals a deficiency in any royalty due under this Agreement, SII shall remit the deficiency within 10 days together with interest at a rate of 10% per annum. In the event such audit shows a deficiency greater than 5% with respect to the funds that should have been paid to Earnhardt, the cost of such audit shall be paid by SII. Should Earnhardt fail to examine records for a period of three years from the date of any quarterly report which they were compiled, that quarterly report shall be deemed final and binding and Earnhardt shall have no further right to contest the report or payment of royalties called for therein. Notwithstanding the foregoing, in the event that SII disagrees with the results of an audit by Earnhardt, SII and Earnhardt shall mutually agree upon a "Big Six" accounting firm to review Earnhardt's audit and the results thereof shall be binding on Earnhardt and SII.
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X.       MISCELLANEOUS PROVISIONS:

         A. ASSIGNMENT: This Agreement may not be assigned by SII, Earnhardt, or APC without the written consent of the other party.

         B. THIRD PARTY BENEFICIARY AND GUARANTOR: This Agreement is entered into in connection with an Asset Purchase Agreement of even date among SII, APC and others. Accordingly, the parties agee that APC is also contemplated as third party beneficiary of this Agreement and APC shall also unconditionally guarantee all performance and all payment obligations and duties of SII under this Agreement as evidenced by the signature hereto.

         C. BINDING ON HEIRS AND APPROVED ASSIGNEES: This Agreement is binding on the parties, their heirs, successors and their approved assigns.

         D. REPRESENTATIONS AND WARRANTIES: The parties hereto each represents that they are authorized and empowered to enter into this Agreement and that by entering into this Agreement they will not be in breach of any other agreement with any person or entity.

         E. NOTICES: All notices or other communications required or permitted under this Agreement shall be in writing and shall be sent by first class, certified mail, return receipt requested, postage prepaid, to the party concerned  at the  address  set forth  below.  Notice  may be sent by  facsimile
provided   confirmation  is  delivered  as  described  above.  Unless  otherwise specifically provided to the contrary herein, any such notice shall be considered made on the date of receipt at the address of the intended recipient.

To Earnhardt:                            To SII:

1675 Coddle Creek Highway                Attn:  Fred Wagenhals
Mooresville, North Carolina  28115       Action Performance Companies
                                         2401 W. First Street
                                         Tempe, Arizona  85281

With a copy to:                          With a copy to:

David M. Furr                            Robert S. Kant, Esq.
Gray, Layton, Drum, Kersh,               O'Connor, Cavanagh
 Solomon, Sigmon & Furr, P.A.            One East Camelback Road
P.O. Box 2636                            Suite. 1100
Gastonia, North Carolina  28053          Phoenix, Arizona  85012

or such change in address as may be given in writing according to the terms of this section.

         F. RELATIONSHIP OF PARTIES: Nothing contained in this Agreement shall constitute a joint venture or legal partnership between the parties. The relationship of the parties is that of licensor and licensee.
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         G.  CONTINGENCIES:  The delay or failure of either party to perform any obligation otherwise due, as a result of force majeure, including but not limited to governmental action, laws, orders, regulations, directions or requests, or events such as war, acts of public enemies, strikes or other labor disturbances, fires, floods, acts of God or any causes of like or different kind, in each instance beyond the control of such party, but excluding delay or failure of SII to pay royalties promptly when due, shall be excused for so long as the cause exists and provided that party gives the other party timely notice of the cause of the delay or failure and exercises reasonable diligence to eliminate the cause or to find an alternative by which to resume performance.

         H. CHOICE OF LAW: This Agreement shall be interpreted under the laws of the State of North Carolina without resort to the choice of law provisions thereof and proper venue shall also reside in North Carolina.

         I. ENTIRE AGREEMENT: This Agreement constitutes the entire agreement and understanding of the parties relating to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings and communications between the parties relating to the subject matter hereof except existing License Agreements to which any or all of the parties hereto may be parties. No modification of this Agreement shall be effective unless made in writing, signed by all parties. Delay or inaction by any party will not constitute a waiver of its rights conferred by this Agreement.

         J. CONSTRUCTION: The parties acknowledge and agree that each party has participated in the drafting of this Agreement and that this document has been reviewed by their respective legal counsel. Accordingly, the parties agree that any ambiguity is not to be resolved against the drafting party. No inference in favor of, or against, any party will be drawn from the fact that one party has drafted any portion of this Agreement.

         K. COUNTING OF DAYS: For the purpose of calculating periods of time specified or allowed under this Agreement, all days are counted, including weekends and holidays. If the last day of the period is Saturday, Sunday, or legal holiday in the State of North Carolina, then the period will be extended through the next business day.

         L. EQUITABLE RELIEF: Licensee and Licensor each acknowledges that its failure to comply with any of the terms of this Agreement including, but not limited to, Licensee's obligation to cease the manufacture, sale or distribution of Licensed Products at the termination or expiration of this Agreement, will cause immediate and irreparable damage to the other and that, in addition to any and all other remedies, the other shall have the right to equitable relief for
any  breach  including,   but  not  limited  to,  temporary  restraining  order,
preliminary and permanent injunction or other alternative relief without the necessity of posting any bond or other security or proving any damages.
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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first written above.

                                  SII ACQUISITION, INC.


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________


                                  DALE EARNHARDT, INC.


                                  By:___________________________________________
                                    Dale Earnhardt
                                  Title:________________________________________


                                  ACTION PERFORMANCE COMPANIES, INC.


                                  By:___________________________________________
                                  Name:_________________________________________
                                  Title:________________________________________



                                  ________________________________________(Seal)
                                           Dale Earnhardt
                                       10